UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 16, 2003

Commission File Number 0-10294

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

(Exact name of Company as specified in its charter)

California	95-3276269
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2131 Faraday Avenue
Carlsbad, California	92008-7297
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code (760) 931-4000
Company’s home page http://www.ilts.com

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)(2)	The Company’s Audit Committee of the Board of Directors has engaged J.H. Cohn LLP as the new independent accountants for the Company effective December 16, 2003. During the two most recent fiscal years ended April 30, 2002 and 2003, and the subsequent interim period through December 16, 2003, the Company has not consulted with J.H. Cohn LLP regarding the matters described in, and required to be disclosed pursuant to, Item 304 (a)(2)(i) or Items 304(a)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
(Registrant)

By /s/ M. Mark Michalko
     M. Mark Michalko
     President and Acting
     Chief Financial Officer

Date: December 16, 2003